Exhibit 1.1
SciQuest, Inc.
Common Stock
Underwriting Agreement
                                        , 2010
Stifel, Nicolaus & Company, Incorporated
As representative of the Underwriters
named in Schedule I hereto,
c/o Stifel, Nicolaus & Company, Incorporated
One Montgomery Street, Suite 3700
San Francisco, CA 94104
Ladies and Gentlemen:
     SciQuest, Inc., a Delaware corporation (“Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [______] shares of Common Stock (“Stock”) of the Company, and, at the election of the Underwriters, up to [______] additional shares of Stock, and the stockholders of the Company named in Schedule II hereto (the “Selling Stockholders”) propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of [______] shares, and, at the election of the Underwriters, up to [______] additional shares of Stock. The aggregate of [______] shares to be sold by the Company and the Selling Stockholders is herein called the “Firm Shares” and the aggregate of [______] additional shares to be sold by the Company and the Selling Stockholders is herein called the “Optional Shares”. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 3 hereof are herein collectively called the “Shares”.
     1. The Company represents and warrants to, and agrees with, each of the Underwriters that:
          (a) A registration statement on Form S-1 (File No. 333-165720) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to Stifel, Nicolaus & Company, Incorporated (sometimes referred to herein as “you”), have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which will become effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto or the Rule

462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus, as amended or supplemented relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act is hereinafter called an “Issuer Free Writing Prospectus”); all references in this Agreement to the Initial Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus, the Pricing Prospectus and the Prospectus, or any amendments or supplements to the foregoing, shall be deemed to refer to and include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System;
          (b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Stifel, Nicolaus & Company, Incorporated or its counsel expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) and (n) of Form S-1;
          (c) For the purposes of this Agreement, the “Applicable Time” is [___] p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as of the Applicable Time, and as of each Time of Delivery, as the case may be, did not include or will not include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III hereto does not conflict with the information contained in the Registration Statement or the Pricing Prospectus and will not conflict with the information contained in the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each “bona fide electronic road show” as defined in Rule 433(h)(5) under the Act that has been made available without restriction to any person (a “Broadly Available Road Show”), if any, when considered together with the Pricing Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Prospectus or an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Stifel, Nicolaus & Company, Incorporated or its counsel expressly for use therein;
          (d) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Stifel, Nicolaus & Company, Incorporated or its counsel expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) and (n) of Form S-1;
          (e) The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 6 below. The Company will file with the Commission all Issuer Free Writing Prospectuses required to be filed in the time and manner required under Rule 433(d) under the Act;
          (f) The Company does not own, and at each Time of Delivery (as defined in Section 4 below), will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any corporation, firm, partnership, joint venture, association or other entity;
          (g) The Company (i) has not sustained, since the date of the latest audited financial statements included in the General Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and (ii) is not in violation of its certificate of incorporation or by-laws or in default (or with the giving notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which it is a party or by which it is bound or to which its properties is subject, in each case otherwise than as set forth or contemplated in the General Disclosure Package, except for such loss or interference, default or violation as would not, individually or in the aggregate, have a material adverse effect on the business, prospects, properties, operations, assets, condition (financial or otherwise), stockholders’ equity or results of operations of the Company (a “Material Adverse Effect”); and, since the respective dates as of which information is given in the Registration Statement and the General Disclosure Package, there has not been any change in the capital stock or long-term debt of the Company, other than grants of stock options to employees of the Company pursuant to the Company’s equity incentive plans in the ordinary course of business and the issuance of shares of Stock upon exercise of stock options by existing securityholders of the Company in the ordinary course of business, or any material adverse change, or any development involving a reasonably likely prospective material adverse change, in or affecting the business, operations, assets, condition (financial or otherwise) or results of operations of the Company, in each case other than as set forth or contemplated in the General Disclosure Package;
          (h) The Company does not own any real property. The Company has good and marketable title to all personal property that it owns free and clear of all liens, encumbrances and defects except such as are described in the General Disclosure Package or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company. Any real property and buildings held under lease by the Company are held by the Company under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company;
          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the General Disclosure Package; the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified in any such jurisdiction would not, individually or in the aggregate, have a Material Adverse Effect. The Company has no subsidiaries;
          (j) The Company has authorized, issued and outstanding capital stock as set forth in the “Capitalization” section of the Pricing Prospectus, and all of the issued shares of capital stock of the Company (i) have been duly and validly authorized and issued, (ii) are fully paid and non-assessable, (iii) were issued in compliance with all applicable state and federal securities laws or an exemption thereto and (iv) conform in all material respects to the description of the rights and preferences of the Stock contained in the General Disclosure Package and the Prospectus;
          (k) The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and the rights and preferences thereof will conform in all material respects to the information contained in the General Disclosure Package and the description of the Stock in the Prospectus. No preemptive or similar rights with respect to, or any restrictions (other than under federal and state securities laws) upon the voting or transfer of, the Shares or the issue and sale thereof exist or will exist prior to or at any Time of Delivery with respect to the Shares;
          (l) The issue and sale of the Shares to be sold by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give rise to a right of termination under, or result in the acceleration of any obligation under any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or affected or to which any of the property or assets of the Company is subject or affected, except for such breaches or violations as would not, individually or in the aggregate, have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties;
          (m) No consent, approval, authorization, order, registration, qualification, permit, license, exemption, filing or notice (each an “Authorization”) of, from, with or to any court, tribunal, government, governmental or regulatory authority, self-regulatory organization or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except (A) the registration of the Shares under the Act; (B) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters; (C) the approval of the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements of the offering of the Shares; and (D) such other Authorizations the absence of which would not, individually or in the aggregate, have a Material Adverse Effect; and no event has occurred, nor is any proceeding pending or threatened, that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, suspension, termination or invalidation of any such Authorization or any other impairment of the rights of the holder or maker of any such Authorization;
          (n) The Company has the requisite corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with the terms hereof. All actions (including those of stockholders) necessary for the Company to consummate the transactions contemplated in this Agreement have been taken and are in effect;
          (o) The Company has in effect controls and procedures for ensuring compliance in all material respects with any agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected or any indenture, mortgage, deed of trust, loan agreement, lease or other agreement, except for such agreements the breach of which would not, individually or in the aggregate, have a Material Adverse Effect;
          (p) The statements set forth in the General Disclosure Package and the Prospectus under the captions “Description of Capital Stock”, “Material United States Federal Tax Consequences

for Non U.S. Holders of Common Stock”, “Shares Eligible for Future Sale” and “Underwriting”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings described therein;
          (q) There are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Shares; and no such proceedings, to the best of the Company’s knowledge, are threatened or contemplated by governmental authorities or threatened by others;
          (r) Except as disclosed in the Initial Registration Statement, the General Disclosure Package and the Prospectus (i) the Company has sufficient trademarks, trade names, patents, patent rights, mask works, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), licenses, approvals and governmental authorizations to conduct its business as now conducted and none of the foregoing intellectual property rights owned or licensed by the Company is invalid or unenforceable, (ii) the Company has no knowledge of any infringement by it of any third party’s patent or patent rights and the Company is not infringing any third party’s trademarks, trade name rights, mask work rights, inventions, copyrights, licenses, trade secrets or other similar rights of others, (iii) the Company is not engaging in any improper use of data obtained by it from customers or other third parties or through its own survey collection efforts, (iv) the Company is not aware of any infringement, misappropriation or violation by others of, or conflict by others with rights of the Company with respect to, any of the foregoing intellectual property rights, and (v) there is no claim being made against the Company, or to the Company’s knowledge, against any employee of the Company in his or her capacity as an employee of the Company, regarding trademark, trade name, patent, mask work, inventions, copyright, license, trade secret or other infringement or improper use of any data obtained by the Company from third parties or through its own survey collection efforts which would reasonably be expected to have a Material Adverse Effect;
          (s) All current employees, consultants and contractors of the Company have executed written instruments with the Company that assign to the Company all rights, title and interest in and to any and all (i) inventions, improvements, discoveries, writings and other works of authorship, and information relating to the business of the Company or any of the products or services being researched, developed or sold by the Company or that may be used with any such products or services and (ii) any intellectual property and/or proprietary rights related thereto, including but not limited to trademarks, trade names, patents, patent applications, inventions, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures). To the Company’s knowledge, all former employees, consultants and contractors of the Company have executed written instruments with the Company that assign to the Company all rights, title and interest in and to any and all (i) inventions, improvements, discoveries, writings and other works of authorship, and information relating to the business of the Company or any of the products or services being researched, developed or sold by the Company or that may be used with any such products or services and (ii) any intellectual property and/or proprietary rights related thereto, including but not limited to trademarks, trade names, patents, patent applications, inventions, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), except to the extent that failure to execute such written instruments would not have a Material Adverse Effect;
          (t) Except as disclosed in the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that materially restrict the Company’s ability to conduct its business as described in the General Disclosure Package;
          (u) The Company possesses all certificates, certifications, registrations, notifications, orders, licenses, authorizations, approvals and permits (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business and such Permits are valid and in full force and effect, except for Permits where the failure to possess, or the invalidity of which, individually or in the aggregate, would not have a Material Adverse Effect. The Company is in compliance in all respects with the terms and conditions of such Permits, except where the failure to comply would not have a Material Adverse Effect. The Company has not received any notice of proceedings relating to the revocation or modification of any such Permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;
          (v) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;
          (w) The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) is in compliance in all respects with any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect;
          (x) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect;

          (y) The Company has filed all federal, state, local and foreign tax returns which have been required to be filed and has paid or made provision to pay all taxes and assessments received by it to the extent that such taxes or assessments have become due, except where the failure to file such returns or pay, or make provision to pay, all such taxes and assessments would not have a Material Adverse Effect. The Company does not have any tax deficiency which has been or, to the knowledge of the Company, might be asserted or threatened against it which would reasonably be expected to have a Material Adverse Effect;
          (z) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended;
          (aa) The Company’s limits on liabilities to its customers are generally consistent with the limitation of liability provisions set forth in the Company’s standard form of Master License and Services Agreement and in the General Disclosure Package, except as would not, individually or in the aggregate, have a Material Adverse Effect;
          (bb) At the time of filing the Initial Registration Statement, the Company was not an “ineligible issuer,” as defined in Rule 405 under the Act;
          (cc) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Initial Registration Statement other than as have been waived in writing in connection with the offering contemplated hereby;
          (dd) Ernst & Young LLP, who have certified certain financial statements of the Company, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;
          (ee) The financial statements of the Company (including all notes and schedules thereto) included in the Registration Statement, the General Disclosure Package and Prospectus comply in all material respects with the requirements of the Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and present fairly the financial position of the Company at the dates indicated and with respect to the statement of operations, stockholders’ equity and cash flows of the Company for the periods specified in conformity with generally accepted accounting principles, consistently applied throughout the periods involved; and the summary and selected financial data included in the Registration Statement, the General Disclosure Package and the Prospectus (i) is, in the case of the financial information for the years ended December 31, 2007, December 31, 2008 and December 31, 2009, derived from the consolidated financial statements set forth in the Registration Statement, the General Disclosure Package and the Prospectus, (ii) is, in the case of financial information for the years ended December 31, 2006 and December 31, 2005, derived from consolidated financial statements not set forth in the Registration Statement, the General Disclosure Package and the Prospectus, and fairly presents the financial condition of the Company at the respective dates thereof and the results of their operations for the periods then ended and was prepared in accordance with the books and records of the Company in conformity with generally accepted accounting principles (other than any non-GAAP measures included therein), consistently applied during the periods covered thereby except for the omission of footnotes and normal year-end adjustments which are not, individually and in the aggregate, material. All financial statements or schedules of the Company which are required by the Act or the rules and regulations of the Commission thereunder to be included in the Registration Statement, the Preliminary Prospectus or the Prospectus have been so included;
          (ff) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act (except as disclosed in the General Disclosure Package and the Prospectus) and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the General Disclosure Package and the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. It is the Company’s management’s intention to become fully compliant in all respects with applicable laws, rules and regulations of the Commission regarding internal control over financial reporting on or before the date which such laws, rules or regulations become applicable to the Company. Since the date of the latest audited financial statements of the Company included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially diminished, or is reasonably likely to materially diminish, the effectiveness of the Company’s internal control over financial reporting (other than as set forth in the Pricing Prospectus);
          (gg) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer; and, such disclosure controls and procedures are effective;
          (hh) The Company is in compliance with all currently effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder that are applicable, or will be applicable to the Company as of each Time of Delivery;
          (ii) There are no off-balance sheet arrangements, outstanding guarantees or other contingent obligations of the Company that could reasonably be expected to have a Material Adverse Effect;
          (jj) The Company’s Chief Financial Officer has reviewed and agreed with the selection, application and disclosure of critical accounting policies and has consulted with the Company’s independent registered public accounting firm and the Company’s audit committee with regard to such disclosure;

          (kk) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, which is required to be described in the Registration Statement, the General Disclosure Package and the Prospectus and which is not so described. There are no outstanding loans, advances or guarantees of indebtedness by the Company to or for the benefit of any of the executive officers or directors of the Company;
          (ll) To the knowledge of the Company, no person associated with or acting on behalf of the Company, including without limitation any director, officer, agent or employee of the Company has, directly or indirectly, while acting on behalf of the Company (A) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (B) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (C) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended or (D) made any other unlawful payment;
          (mm) Except as contemplated by this Agreement and as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no person is entitled to receive from the Company a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated herein;
          (nn) Neither the Company nor any of its controlled affiliates conducts business with the government of, or with any person located in, any country in a manner that violates in any material respect any of the economic sanctions programs or similar sanctions-related measures of the United States as administered by the United States Treasury Department’s Office of Foreign Assets Control; and the net proceeds from this offering will not be used to fund any operations in, finance any investments in or make any payments to any country, or to make any payments to any person, in a manner that violates any of the economic sanctions of the United States administered by the United States Treasury Department’s Office of Foreign Assets Control;
          (oo) There is no document, contract, permit or instrument of a character required to be described in the Initial Registration Statement, the General Disclosure Package or the Prospectus or to be filed as an exhibit to the Initial Registration Statement which is not described or filed as required. All such contracts described in the Initial Registration Statement, the General Disclosure Package or the Prospectus or filed as an exhibit to the Initial Registration Statement to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company and are enforceable against and by the Company in accordance with the terms thereof, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the rights of creditors generally and by equitable principles;
          (pp) Except for stock issuances disclosed in the Initial Registration Statement, the Company has not sold or issued any shares of Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Act, other than any shares of Stock issued upon exercise of stock options granted pursuant to the

Company’s equity incentive plans, which stock option plans are described in each of the General Disclosure Package and the Prospectus;
          (qq) Statistical, industry-related and market-related data included in the Initial Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate in all material respects;
          (rr) The Company has not distributed and will not distribute prior to the last Time of Delivery and completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectuses, the Prospectus, the Registration Statement and Issuer Free Writing Prospectuses listed in Schedule III hereto;
          (ss) Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action designed, or which would reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company;
          (tt) Neither the Company nor any of its controlled affiliates does business with the government of Cuba or with any person located in Cuba within the meaning of Section 517.075, Florida Statutes; and
          (uu) (i) Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no material “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any material liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA);
          (vv) Copies of the minute books of the Company have been furnished to counsel for the Underwriters, and such books (i) contain a reasonably complete summary of all meetings and actions of the board of directors or comparable body (including each committee thereof) of the Company for the time periods reflected therein and (ii) accurately reflect in all material respects all transactions referred to in such minutes.
     2. Each of the Selling Stockholders severally and not jointly represents and warrants to, and agrees with, each of the Underwriters that:
          (a) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has the requisite right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement, to make the representations, warranties and agreements hereunder and thereunder and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;
          (b) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give rise to a right of termination under, or result in the acceleration of any obligation under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or affected or to which any of the property or assets of such Selling Stockholder is subject or affected, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the Partnership Agreement of such Selling Stockholder if such Selling Stockholder is a partnership, or any other organizational and/or governing document of such Selling Stockholder if such Selling Stockholders is not a natural person, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder, except for such breaches, defaults or violations that would not have an adverse effect on the ability of such Selling Stockholder to perform its obligations under this Agreement;
          (c) Such Selling Stockholder has, and immediately prior to each Time of Delivery, except in the case of permitted transfers set forth in the second paragraph of Section 2(d) of this Agreement, such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;
          (d) During the period (the initial “Lock-Up Period”) beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus used to sell the Shares (the “Public Offering Date”), such Selling Stockholder agrees not to offer, sell, contract to sell, pledge (except a pledge for the benefit of the Company pursuant to an agreement entered or to be entered into between the Company and such Selling Stockholder), grant any option to purchase, make any short sale or otherwise dispose of, any shares of Stock of the Company, or any options or warrants to purchase any shares of Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Stock of the Company, whether now owned or hereafter acquired, owned directly by such Selling Stockholder (including holding as a custodian) or with respect to which such Selling Stockholder has beneficial ownership within the rules and regulations of the SEC (collectively the “Selling Stockholder Securities”). The foregoing restriction is expressly agreed to preclude such Selling Stockholder from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Selling Stockholder Securities even if such Selling Stockholder Securities would be disposed of by someone other than the Selling Stockholder. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Selling Stockholder Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Selling Stockholder Securities; provided, however, that the restrictions contained in this Section 2(d) shall not apply to any of the Selling Stockholder’s Securities being sold hereunder, and; provided further, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Stifel, Nicolaus & Company, Incorporated waives, in writing, such extension; such Selling Stockholder hereby agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Section 2(d) during the period from the date hereof to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous proviso) has expired.
     Notwithstanding the foregoing, the Selling Stockholders may transfer their Securities (i) with the prior written consent of Stifel, Nicolaus & Company, Incorporated on behalf of the Underwriters (ii) if such Selling Stockholder is a natural person, to any trust for the direct or indirect benefit of such Selling Stockholder or any member of such person’s immediate family, provided, however, that, as a condition to transfer, the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value, (iii) to the extent such Shares were acquired in open market transactions after the date of this Underwriting Agreement provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Lock-up Period in connection with subsequent sales of any such Shares, (iv) as a bona fide gift or gifts, provided that the donee or donees, as a condition to transfer, execute an agreement stating that the donee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, (v) if such Selling Stockholder is not a natural person, to the limited or general partners, trust beneficiaries, members or stockholders or other equity holders of such Selling Stockholder, provided that the transferee, as a condition to transfer, execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement and provided further that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-up Period, (vi) to the Company in connection with repurchases or forfeitures of equity interests pursuant to contractual obligations that are in effect as of the date of this Agreement or (vii) to the Underwriters pursuant to this Agreement. In addition, notwithstanding the restrictions described in Section 2(d), each Selling Stockholder may at any time enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the sale of Stock, if then permitted by the Company provided that the shares subject to such plan may not be sold until completion of the Lock-Up Period. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if such Selling Stockholder is an entity, the entity may transfer the capital stock of the Company to any wholly-owned subsidiary of such entity; provided, however, that, as a condition to transfer, the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. Such Selling Stockholder also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Selling Stockholder Securities except in compliance with the foregoing restrictions.
          (e) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
          (f) Such Selling Stockholder is not prompted by any material nonpublic information concerning the Company or its subsidiaries which is not set forth in the General Disclosure Package to sell its Shares pursuant to this Agreement;
          (g) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made or in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder or counsel therefor expressly for use therein, such Preliminary Prospectus and the Registration Statement did not, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;
          (h) Each Broadly Available Road Show, if any, when considered together with the General Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this Section 2(h) are limited to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto;
          (i) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);
          (j) Certificates in negotiable form representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Stockholder to the Company, as custodian (the “Custodian”), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 3 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement; and
          (k) The Shares represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement are for the benefit of and coupled with and subject to the interests of the Underwriters, the Custodian, the Attorneys-in-Fact, each other Selling Stockholder and the Company; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

          (l) In the case of the principal selling stockholder listed on Schedule IV hereto (the “Principal Selling Stockholder”) only, such Principal Selling Stockholder represents and warrants to, and agrees with, each of the Underwriters that the Pricing Prospectus, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the General Disclosure Package did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     3. On the basis of the representations, warranties and agreements of the Company and the Selling Stockholders herein contained and subject to the terms and conditions herein set forth:
          (a) The Company and each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at a purchase price per share of $[___], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Company and the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Company and the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 3, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.
          (b) The Company and the Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to [______] Optional Shares, at the purchase price per share set forth in clause (a) of this Section 3, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares shall be made in proportion to the number of Optional Shares to be sold by the Selling Stockholder listed in Schedule II and the Company. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of

Delivery or, unless you and the Company and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.
          (c) The Company and the Selling Stockholders are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as advisable in your judgment. The Company and the Selling Stockholders are further advised by you that the Shares are to be offered to the public initially at a price of $[_____] per Share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a selling concession of not more than $[_______] per Share below the Public Offering Price, and that any Underwriter may allow, and such dealers may re-allow, a selling concession, not in excess of $[_____] per share, to any Underwriter or to certain other dealers.
     4. Payment and Delivery.
          (a) The Shares to be purchased by each Underwriter hereunder will be represented by one or more definitive global Shares in book-entry form which will be deposited by or on behalf of the Company with the Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Shares to Stifel, Nicolaus & Company, Incorporated, for the account of each Underwriter, against payment by or on behalf of each such Underwriter of the purchase price therefor by wire transfer of federal (same-day) funds to the account specified by the Company and each of the Selling Stockholders, as their interests may appear, by causing DTC to credit the Shares to the account of Stifel, Nicolaus & Company, Incorporated at DTC. The time and date of such delivery and payment shall be, with respect to the Firm Shares, [_____] a.m., New York time, on [_____] [third (or, if the purchase price is determined after 4:30 p.m., New York City time, the fourth) business day following the commencement of the offering], or such other time and date as Stifel, Nicolaus & Company, Incorporated and the Company may agree upon in writing, and, with respect to the Optional Shares, [_____] a.m., New York time, on the date specified by Stifel, Nicolaus & Company, Incorporated in the written notice given by Stifel, Nicolaus & Company, Incorporated of the Underwriters’ election to purchase such Optional Shares, or such other time and date as Stifel, Nicolaus & Company, Incorporated and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.
          (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 9(k) hereof, will be delivered at the offices of Morris, Manning and Martin L.L.P. (the “Closing Location”), and the Shares will be delivered at the office of DTC or its designated custodian, all at such Time of Delivery. A meeting will be held at the Closing Location at [_____] p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday,

Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.
          (c) The cost of original issue tax stamps and other transfer taxes, if any, in connection with the issuance and delivery of the Shares by the Company to the respective Underwriters shall be borne by the Company. The Company (i) will pay and save each Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Shares (ii) and will comply with all laws imposing such taxes.
     5. Each of the Company and the Selling Stockholders acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Selling Stockholders, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Stockholders on other matters) or any other obligation to the Company or the Selling Stockholders except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or any Selling Stockholder and have no obligation to disclose or account to the Company or any Selling Stockholder for any of such differing interests and (v) each of the Company and the Selling Stockholders has consulted its own legal, tax and financial advisors to the extent it deemed appropriate. Each of the Company and the Selling Stockholders agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Stockholders, in connection with such transaction or the process leading thereto.
     6. The Company agrees with each of the Underwriters:
          (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the happening of any event during the Prospectus Delivery Period (as defined in Section 6(c)) that in the judgment of the Company makes any statement made in the Registration Statement, the Preliminary Prospectus or the Prospectus untrue or that requires the making of any changes in the Registration

Statement, the Preliminary Prospectus or the Prospectus in order to make the statements therein, in the light of the circumstances in which they are made, not misleading; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares or the initiation or threatening of any proceeding for that purpose, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceeding for that purpose, of the receipt of any notification with respect to the suspension of the Shares for listing on the Nasdaq Global Market (“Nasdaq”) or the initiation or threatening of any proceeding for that purpose or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information or any other purpose; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A, the Company will comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and notify the Representatives promptly of all such filings;
          (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;
          (c) On the second New York Business Day succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus (the “Prospectus Delivery Period”) in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request prepare and duly file with the Commission an appropriate supplement or amendment to the Prospectus which will correct such statement or omission or effect such compliance and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of the amended Prospectus or a supplement to the Prospectus, and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
          (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earning statement of the Company (which need not be audited but shall be in reasonable detail) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including Rule 158 of the Act);
          (e) During the initial Lock-Up Period, not to offer, sell, pledge, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement) without your prior written consent provided that the transferee of any securities of the Company pursuant to this Section 6(e), as a condition to transfer, shall execute an agreement stating that the transferee is receiving and holding such securities subject to the provisions of this Agreement and there shall be no further transfer of such securities except in accordance with this Agreement. Notwithstanding the foregoing, if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Stifel, Nicolaus & Company, Incorporated waives, in writing, such extension; the Company will provide Stifel, Nicolaus & Company, Incorporated and each stockholder subject to a Lock-Up Agreement with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period;
          (f) Unless otherwise publicly available in electronic format on the website of the Company or the Commission, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company for such quarter in reasonable detail;
          (g) During a period of five years from the effective date of the Registration Statement, unless otherwise publicly available in electronic format on the website of the Company or the Commission, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request;
          (h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”;
          (i) During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and Nasdaq all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall file with the Commission such information on Form 10-Q or Form 10-K as may be required under Rule 463 of the Act;
          (j) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission within the time required by, and otherwise in compliance with, Rule 462(b) and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;
          (k) To refrain from taking at any time, directly or indirectly, any action designed or that might reasonably be expected to cause or result in, or that will constitute, stabilization of the price of the shares of any security of the Company;
          (l) Prior to the last Time of Delivery, to refrain from issuing any press release or holding any press conference, in each case with respect to the Company’s financial condition, earnings, business, operations or prospects, or the offering of the Shares, without the prior written consent of Stifel, Nicolaus & Company, Incorporated unless in the judgment of the Company and its counsel, after notification of Stifel, Nicolaus & Company, Incorporated, such press release or conference is required by law; and
          (m) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.
     7. (a) The Company represents and agrees that, without the prior written consent of Stifel, Nicolaus & Company, Incorporated, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and Stifel, Nicolaus & Company, Incorporated, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and Stifel, Nicolaus & Company, Incorporated is listed on Schedule III hereto.
          (b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.
          (c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the General Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to Stifel, Nicolaus & Company, Incorporated and, if requested by Stifel, Nicolaus & Company, Incorporated, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Stifel, Nicolaus & Company, Incorporated expressly for use therein.
     8. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Selling Stockholders covenant and agree with one another and with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, the Custody Agreement, the Selling Stockholder Power of Attorney, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on Nasdaq; (v) the filing fees of the Commission and all expenses associated with transmitted documents to the Commission in connection with the offering of the Shares; (vi) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of the sale of the Shares; (vii) the cost of preparing stock certificates; (viii) the cost and charges of any transfer agent or registrar and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; (b) such Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Stockholder, the Attorney-In-Fact and the Custodian, and (ii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder and (c) the Company and the Underwriters shall pay or cause to be paid their own respective expenses incurred for lodging and travel in connection with conducting the road show, however any expenses incurred for chartered travel for the road show taken jointly by Company employees and the Underwriters shall be borne equally by the Company and the Underwriters. In connection with clause (b)(ii) of the preceding sentence, Stifel, Nicolaus & Company, Incorporated agrees to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse Stifel, Nicolaus & Company, Incorporated for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated and to comply with applicable tax laws. It is understood, however, that the Company shall pay, or reimburse Selling Stockholders for, any fees and expenses otherwise payable under subsection (a) hereof. The Underwriters may deem the Company to be the primary obligor with respect to all costs, fees and expenses to be paid by the Company and by the Selling Stockholders pursuant to this Section 8 of the Agreement. It is further understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.
     9. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject to the following conditions:
          (a) All representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct;
          (b) The Company and the Selling Stockholders shall have performed and complied with all of its and their covenants, agreements and obligations hereunder;
          (c) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Company shall file a Rule 462(b) Registration Statement with the Commission within the time required by, and otherwise in compliance with, Rule 462(b) and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
          (d) Choate, Hall & Stewart LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in the form attached as Annex II(a) hereto;

          (e) Morris, Manning & Martin L.L.P., counsel for the Company, shall have furnished to you their written opinion and letter, dated such Time of Delivery, in the form attached as Annex II(b) hereto;
          (f) Morris, Manning & Martin, L.L.P. shall have furnished to you a written opinion and letter, dated such Time of Delivery, in form attached hereto as Annex II(c) hereto;
          (g) Concurrently with the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you (the executed copy of the letters delivered in connection with the execution of this Agreement are attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);
          (h) (i) The Company shall not have sustained, since the date of the latest audited financial statements included in the General Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package, and (ii) since the respective dates as of which information is given in the General Disclosure Package, there shall not have been any change in the capital stock or long-term debt of the Company or any change, or any development involving a prospective change in or affecting the business, operations, management, assets, condition (financial or otherwise) or results of operations of the Company, otherwise than as set forth or contemplated in the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of Stifel, Nicolaus & Company, Incorporated so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the General Disclosure Package;
          (i) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE or on Nasdaq; (ii) a suspension or material limitation in trading in the Company’s securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by either federal, New York, California, or North Carolina state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v), in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;
          (j) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Nasdaq;

          (k) The Company has obtained and delivered to the Underwriters executed copies of a Lock-Up Agreement from those individuals reasonably requested by you, substantially to the effect set forth in Annex III hereto and the Company has provided to the transfer agent and registrar for the Stock a written order, in a form reasonably acceptable to Stifel, Nicolaus & Company, Incorporated, instructing such transfer agent and registrar not to effect any transfer of stock that would be inconsistent with the terms of a Lock-Up Agreement;
          (l) The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses on the second New York Business Day succeeding the date of this Agreement;
          (m) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you certifying as to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein as of such Time of Delivery, as to the performance by the Company of all of its respective obligations hereunder to be performed at or prior to such Time of Delivery and as to such other matters as you may reasonably request;
          (n) The Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Selling Stockholders substantially in the form attached hereto as Annex IV;
          (o) The FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements;
          (p) A certificate signed by the Secretary or Assistant Secretary of the Company dated each Time of Delivery certifying: (i) that the By-Laws and Amended and Restated Certificate of Incorporation of the Company are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) all correspondence between the Company or its counsel and the Commission (attached to the certificate), and (iv) as to the incumbency of the officers of the Company; and
          (q) At each Time of Delivery, the Underwriters and counsel for the Underwriters shall have received all such information, documents and opinions as they may reasonable request for the purpose of enabling them to pass upon the issuance and sale of the Shares as contemplated herein or in order to evidence the accuracy of any of the representations and warranties or the satisfaction of any of the conditions or agreements herein contained.
     10. (a) The Company will indemnify and hold harmless each Underwriter, and each of their respective directors and officers, and any person who controls or is alleged to control an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based in whole or in part upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law in connection with the transactions contemplated by this Agreement, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Stifel, Nicolaus & Company, Incorporated or its counsel expressly for use therein; and provided, further, that the Company shall not be liable in any such case to any Underwriter with respect to any untrue statement or omission of a material fact if, (i) prior to the Time of Sale the Company shall have notified Stifel, Nicolaus & Company, Incorporated in writing in accordance with Section 14 hereof that the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus contains an untrue statement or alleged untrue statement of material fact or omits or allegedly omits to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) such untrue statement, alleged untrue statement, omission or alleged omission of a material fact was corrected in an amendment or supplement and such amendment or supplement was provided to the Underwriters prior to the Applicable Time, and (iii) the information contained in such corrected disclosure was not conveyed at or prior to the Applicable Time.
          (b) The Principal Selling Stockholder will indemnify and hold harmless each Underwriter and each of their respective directors and officers, and any person who controls or is alleged to control an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based in whole or in part upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, or (ii) any inaccuracy in the representations and warranties of such Principal Selling Stockholder contained herein or any failure of the Principal Selling Stockholder to perform its obligations hereunder or under law in connection with the transactions contemplated by this Agreement, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Principal Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based in whole or in part upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Stifel, Nicolaus & Company, Incorporated or its counsel expressly for use therein. Notwithstanding the foregoing, the Principal Selling Stockholder shall have no liability or obligation under this Section 10(b) unless and until the Company shall have failed to indemnify the Underwriters for any reason in accordance with Section 10(a) within 180 days (during which time the underwriters shall have used commercially reasonable efforts to collect any such amount due from the Company) after (i) demand therefore shall have been made to the Company by the Underwriters with respect to any legal or other expenses that the Underwriters have reasonably incurred in connection with defending or investigation any such action or claim, (ii) a judgment shall have been rendered against the Company for payment under Section 10(a) by a court of competent jurisdiction from which there is no further right to appeal or (iii) a final settlement shall have been reached which includes payment by the Company under Section 10(a), provided that the requirements of Section 10(e) shall have been adhered to with respect to settlements by the parties to this Agreement.
          (c) Each of the Selling Stockholders who is not a Principal Selling Stockholder will, severally and not jointly, indemnify and hold harmless the Company and each Underwriter and each of their respective directors and officers, and any person who controls or is alleged to control an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based in whole or in part upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or (ii) any inaccuracy in the representations and warranties of such Selling Stockholder contained herein or any failure of such Selling Stockholder to perform its obligations hereunder or under law in connection with the transactions contemplated by this Agreement, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with information relating to a Selling Stockholder furnished to the Company in writing by such Selling Stockholder or counsel therefor expressly for use therein; and will reimburse the Company and each Underwriter for any legal or other expenses reasonably incurred by the Company or such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; and provided, further, that no Selling Stockholder shall be liable in any such case to the Company or any Underwriter with respect to any untrue statement or omission of a material fact if, (i) prior to the Time of Sale the Selling Stockholder shall have notified the Company and Stifel, Nicolaus & Company, Incorporated in writing in accordance with Section 14 hereof that the Registration Statement, any Preliminary Prospectus, the

Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus contains an untrue statement or alleged untrue statement of material fact or omits or allegedly omits to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) such untrue statement, alleged untrue statement, omission or alleged omission of a material fact was corrected in an amendment or supplement and such amendment or supplement was provided to the Company and the Underwriters prior to the Applicable Time, and (iii) the information contained in such corrected disclosure was not conveyed at or prior to the Applicable Time.
          (d) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Stifel, Nicolaus & Company, Incorporated or its counsel expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred. The Company and the Selling Stockholders acknowledge that (i) the statements set forth in the section titled “Commissions and Discounts” under the heading “Underwriting” in the Registration Statement, Preliminary Prospectus and the Prospectus and (ii) the list of the number of Shares purchased by each Underwriter set forth under the heading “Underwriting” in the Registration Statement, Preliminary Prospectus and the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by Stifel, Nicolaus & Company, Incorporated or its counsel on behalf of the Underwriters expressly for inclusion in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.
          (e) Promptly after receipt by an indemnified party under subsection (a), (b), (c) or (d) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however that the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties if (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iv) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the actions. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party reasonably promptly as they are incurred. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
          (f) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b), (c) or (d) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (e) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (f) to contribute are several in proportion to their respective underwriting obligations and not joint.
          (g) The obligations of the Company and the Selling Stockholders under this Section 10 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.
          (h) The liability of each Selling Stockholder (including the Principal Selling Stockholder) under the indemnity and contribution provisions of this Section 10 shall be limited to an amount equal to the initial public offering price of the Shares sold by such Selling Stockholder (including the Principal Selling Stockholder), less the underwriting discount, as set forth on the front cover page of the Prospectus.
     11. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Stockholders shall have the right to postpone a Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.
          (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made. Nothing herein shall relieve a defaulting Underwriter from liability for its default.
          (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     12. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.
     13. If this Agreement shall be terminated pursuant to Section 11 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 10 and 13 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 10 and 13 hereof.
     14. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Underwriters jointly or by Stifel, Nicolaus & Company, Incorporated on behalf of the Underwriters as the representatives; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.
     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Stifel, Nicolaus & Company, Incorporated, One Montgomery Street, Suite 3700, San Francisco, CA 94104, Attention: General Counsel; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 10(e) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request; if to any other signatory to an agreement referred to in Section 9(k), to the address listed on the signature page thereto. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

     17. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     18. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior and all contemporaneous agreements (whether written or oral), understandings and negotiations with respect to the subject matter hereof. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.
     19. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
     20. Each of the Company, the Selling Stockholders and the Underwriters hereby waive any right it may have to trial by jury in respect of any claimed based upon or arising out of this Agreement or the transactions contemplated hereby.
     21. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction contemplated by this Agreement and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
     If the foregoing is in accordance with your understanding, please sign this Agreement and return to us originally executed signature pages for the Company and each of the Selling Stockholders plus one for each counsel and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.
[Remainder of Page Intentionally Left Blank]

     Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney which authorizes such Attorney-in-Fact to take such action.

Very truly yours, SciQuest, Inc.
By:
Name:
Title:

Selling Stockholders On behalf of each of the Selling Stockholders named in Schedule II
By:
Name:
	Title:	Attorney-in-Fact

Accepted as of the date hereof at San Francisco, California

Stifel, Nicolaus & Company, Incorporated
By:
Name:
Title:

On behalf of each of the Underwriters
[Signature Page to Underwriting Agreement]

SCHEDULE I

Number of Optional
Shares to be
	Total Number of	Purchased if
	Firm Shares	Maximum Option
Underwriter	to be Purchased	Exercised
Stifel, Nicolaus & Company, Incorporated
William Blair & Company, L.L.C.
JMP Securities
Pacific Crest Securities Inc.

Total

SCHEDULE II

Number of Optional
Shares to be
	Total Number of	Sold if
	Firm Shares	Maximum Option
	to be Sold	Exercised
The Company
The Selling Stockholders:

Number of Optional
Shares to be
Total Number of	Sold if
Firm Shares	Maximum Option
to be Sold	Exercised

(a)	The Selling Stockholders are represented by Morris, Manning & Martin, L.L.P. and have appointed Stephen J. Wiehe and Rudy C. Howard and each of them, as the Attorneys-in-Fact for such Selling Stockholders.

SCHEDULE III
ISSUER FREE WRITING PROSPECTUSES

SCHEDULE IV
PRINCIPAL SELLING STOCKHOLDER
Stephen J. Wiehe

ANNEX I (a)
EXECUTED COMFORT LETTER OF ERNST & YOUNG LLP

ANNEX I (b)
FORM OF COMFORT LETTER OF ERNST & YOUNG LLP

ANNEX II(a)
FORM OF OPINION OF UNDERWRITERS’ COUNSEL

ANNEX II(b)
FORM OF OPINION OF COUNSEL
TO THE COMPANY

ANNEX II(c)
FORM OF OPINION OF COUNSEL
TO THE SELLING STOCKHOLDERS

ANNEX III
FORM OF LOCK-UP AGREEMENT
..

ANNEX IV
FORM OF CERTIFICATES OF OFFICERS TO THE SELLING STOCKHOLDERS
     The undersigned, [                    ] the [                    ] of [                     ] (the “Selling Stockholders”) hereby certifies to Stifel, Nicolaus & Company, Incorporated, as representative of the Underwriters, on behalf of [                    ] that, pursuant to Section 9(n) of the Underwriting Agreement dated [                    ], among the Company, the several underwriters named in Schedule I annexed thereto and the Selling Stockholders named in Schedule II annexed thereto (the “Underwriting Agreement”) that:
(a)	The representations and warranties of such Selling Stockholders in the Underwriting Agreement are true and correct in all material respects (except for such representations and warranties already qualified by materiality, which representations and warranties are true and correct in all respects) as if made on and as of the relevant Time of Delivery.

(b)	Such Selling Stockholders have performed and complied in all material respects with all covenants, agreements and obligations on their part to be performed or satisfied at or prior to the relevant Time of Delivery.
     Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Underwriting Agreement.
     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed this                     , 2010.

Exact Name of Shareholder
Title: